UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

INFINITY NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42499	99-3407012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2605 Cranberry Square

Morgantown, WV 26058

(Address of principal executive offices, including zip code)

(304) 212-2350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by Infinity Natural Resources, Inc. (the “Company”) of its Class A common stock, par value $0.01 per share (“Class A Common Stock”), described in the prospectus (the “Prospectus”), dated January 30, 2025, filed with the Securities and Exchange Commission on February 3, 2025 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-282502) (as amended, the “Registration Statement”), the following agreements were entered into:

•

the Underwriting Agreement, dated January 30, 2025, by and among the Company, Citigroup Global Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC, on behalf of themselves and each of the other underwriters listed on Schedule I thereto (the “Underwriting Agreement”), which contains customary representations and warranties of the parties and indemnification of the underwriters by the Company;

•

the Second Amended and Restated Limited Liability Company Agreement of Infinity Natural Resources, LLC (“INR Holdings”), dated as of January 30, 2025, by and among the Company and the other signatories parties thereto (the “INR Holdings LLC Agreement”);

•	the Registration Rights Agreement, dated February 3, 2025, by and among the Company and each of the other signatories from time to time party thereto (the “Registration Rights Agreement”); and

•	the Tax Receivable Agreement, dated as of January 30, 2025, by and among the Company and the TRA Parties (as defined in the Tax Receivable Agreement) (the “Tax Receivable Agreement”).

The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein under “Underwriting (Conflicts of Interest)” and “Certain Relationships and Related Party Transactions,” and which descriptions are also incorporated by reference herein.

The descriptions of the Underwriting Agreement, the INR Holdings LLC Agreement, the Registration Rights Agreement and the Tax Receivable Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the INR Holdings LLC Agreement, the Registration Rights Agreement and the Tax Receivable Agreement, which are filed herewith as Exhibits 1.1, 10.1, 4.1 and 10.2, respectively, and are incorporated into this Item 1.01 by reference.

Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” and “Underwriting (Conflicts of Interest) — Conflicts of Interest” in the Prospectus.

Item 3.02	Unregistered Sales of Equity Securities.

On January 30, 2025, in connection with the recapitalization of INR Holdings, the Company issued an aggregate of 45,638,889 shares of its Class B common stock, par value $0.01 per share (the “Class B Common Stock”), to the existing equity owners of INR Holdings in exchange for the cancellation of their existing equity interests. Such issuance was undertaken in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as sales by an issuer not involving any public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the shares was an isolated private transaction by the Company which did not involve a public offering and (b) there was a limited number of recipients.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 regarding the Registration Rights Agreement and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors; Committee Composition; Director Compensation

On January 30, 2025, following the effective time of the Registration Statement, Katherine Gallagher, Scott Gieselman, Steven Gray, Sarah James, David Poole and Brian Seline were appointed to the Board of Directors of the Company (the “Board”). Mr. Seline was designated to serve on the Board by NGP XI US Holdings, L.P., and Steven Cobb and William Quinn, both of which were members of the Board prior to the Offering, were designated to continue serving on the Board by Pearl Energy Investments, L.P. and its affiliates pursuant to the Amended Charter (as defined below).

Mr. Gray serves as Chairman of the Board and on the Compensation Committee of the Board (the “Compensation Committee”). Mses. Gallagher and James serve on the Nominating, Governance and Sustainability Committee (the “NGS Committee”) and the Audit Committee of the Board (the “Audit Committee”), with Ms. James serving as chair of the Audit Committee. Mr. Poole serves on the Compensation Committee and as chair of the NGS Committee. Mr. Gieselman serves on the Audit Committee and as chair of the Compensation Committee.

Biographical information for Mses. Gallagher and James and Messrs. Gray, Gieselman, Poole and Seline is set forth in the Prospectus under the caption “Management” and is incorporated herein by reference.

The Board determined that Mses. Gallagher and James and Messrs. Cobb, Gray, Gieselman, Poole, Quinn and Seline each meet the independence requirements under the rules of the New York Stock Exchange. Except as set forth under the heading “Certain Relationships and Related Person Transactions” in the Prospectus, Mses. Gallagher and James and Messrs. Gray, Gieselman, Poole and Seline have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no understandings or arrangements between Mses. Gallagher and James and Messrs. Gray, Gieselman and Poole and any other person pursuant to which such individual was selected to serve as a director of the Board.

Infinity Natural Resources, Inc. Omnibus Incentive Plan

Effective January 20, 2025, the Board adopted and approved the Infinity Natural Resources, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) substantially in the form previously filed as Exhibit 10.3 to the Registration Statement. For further information regarding the Omnibus Plan, see “Executive Compensation—Actions Taken in Connection with this Offering—Omnibus Incentive Plan” in the Prospectus.

A copy of the Omnibus Plan is filed herewith as Exhibit 10.3 and is incorporated herein by reference. The above description of the Omnibus Plan is not complete and is qualified in its entirety by reference to such exhibit.

Executive Change in Control and Severance Plan

On February 3, 2025, the Compensation Committee of the Board adopted the Infinity Natural Resources, Inc. Executive Change in Control and Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides severance pay and benefits to eligible officers and management employees who are designated as Eligible Employees (as defined in the Executive Severance Plan). Each of the Company’s named executive officers has been designated as an Eligible Employee in the Executive Severance Plan. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Executive Severance Plan.

Upon the termination of an Eligible Employee’s employment due to a termination by the Company without Cause or a resignation by the Eligible Employee for Good Reason (each, a “Qualifying Termination”) that occurs outside of the period commencing on the date on which a Change in Control is consummated and ending 24 months after a Change in Control is consummated, so long as such Eligible Employee satisfies the Release and Restrictive Covenant Requirements (as defined below), the Eligible Employee would be entitled to receive the following severance benefits: (i) a cash severance payment equal to the product of (a) the sum of the Eligible Employee’s base salary and target annual bonus for the year of termination (the “Annual Compensation”) and (b) the Applicable Non-CIC Severance Multiple (which is 1.5 for Tier 1 employees, including Zack Arnold and David Sproule, and 1.0 for Tier 2 employees, including Raleigh Wolfe), payable in substantially equal installments on the Company’s regular payroll schedule for the period commencing on the Eligible Employee’s date of termination and continuing until the expiration of the Eligible Employee’s Applicable Non-CIC Severance Period (which is 18 months for Tier 1 employees and 12 months for Tier 2 employees), (ii) any earned but unpaid annual bonus with respect to the calendar year ending on or preceding such Eligible Employee’s date of termination (the “Earned Annual Bonus”), payable at the same time the Company pays its annual bonuses under the applicable incentive plan generally, (iii) a pro-rated portion of such Eligible Employee’s annual bonus for the calendar year that includes such Eligible Employee’s date of termination, determined based on actual performance levels (the “Pro-Rated Bonus”), payable at the same time the Company pays its annual bonuses under the applicable incentive plan generally and (iv) a cash payment equal to the product of (a) the monthly amount of the premiums for the Eligible Employee’s group health plan coverage (including coverage for the Eligible Employee’s spouse and eligible dependents), determined under the Company’s group health plans (the “Monthly COBRA Amount”) and (b) the Applicable Non-CIC COBRA Multiple (which is 18 months for Tier 1 employees and 12 months for Tier 2 employees), payable in lump sum within 60 days after such Eligible Employee’s date of termination.

Upon the termination of an Eligible Employee’s employment due to a Qualifying Termination that occurs during a Change of Control Protection Period and so long as the Eligible Employee satisfies the Release and Restrictive Covenant Requirements, the Eligible Employee would be entitled to receive the following severance benefits, payable in lump sum within 60 days after such Eligible Employee’s date of termination: (i) a cash severance payment equal to the product of (a) the Annual Compensation and (b) the Applicable CIC Severance Multiple (which is 2.5 for Tier 1 employees and 1.5 for Tier 2 employees), (ii) the Earned Annual Bonus, (iii) the Pro-Rated Bonus and (iv) a cash payment equal to the product of (a) the Monthly COBRA Amount and (b) the Applicable CIC COBRA Multiple (which is 24 months for Tier 1 employees and 18 months for Tier 2 employees).

Payment of the severance benefits under the Executive Severance Plan to an Eligible Employee is subject to the Eligible Employee’s (i) execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the cooperation covenant set forth in the Executive Severance Plan and the other restrictive covenant obligations set forth in the Eligible Employee’s participation agreement and any other agreement to which such Eligible Employee is a party (the “Release and Restrictive Covenant Requirements”). The Executive Severance Plan supersedes all prior agreements, practices, policies, procedures and plans relating to severance benefits.

This summary of the Executive Severance Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Executive Severance Plan and form of Participation Agreement thereunder filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, which are incorporated herein by reference.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements and the Company’s governing documents require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company. Subject to certain limitations, the indemnification agreements and the governing documents will also require the Company to advance expenses incurred by its directors and officers.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.6 through 10.16 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On January 30, 2025, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Amended Charter”), which was filed with the Secretary of State of the State of Delaware on January 30, 2025. The Amended Charter, among other things, provides that the Company’s authorized capital stock consists of 400,000,000 shares of Class A Common Stock, 150,000,000 shares of Class B Common Stock and 50,000,000 shares of preferred stock. Descriptions of the provisions within the Amended Charter are contained in the section of the Prospectus entitled “Description of Capital Stock” and are incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Amended Charter, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On January 30, 2025, the Company amended and restated its bylaws (as amended and restated, the “Amended Bylaws”). Descriptions of the provisions within the Amended Bylaws are contained in the section of the Prospectus entitled “Description of Capital Stock” and are incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Amended Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 8.01	Other Events.

On February 3, 2025, the Company completed the Offering of 13,250,000 shares of Class A Common Stock at a price to the public of $20.00 per share. As contemplated by the Prospectus, once received, all of the net proceeds of the Offering were contributed by the Company to INR Holdings. As contemplated in the Prospectus, INR Holdings used all of the net proceeds (net of underwriting discounts) from the Offering to repay borrowings outstanding under the Credit Facility.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 30, 2025, by and among the Company, Citigroup Global Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC, on behalf of themselves and each of the other underwriters listed on Schedule I thereto.

3.1	Amended and Restated Certificate of Incorporation of Infinity Natural Resources, Inc.

3.2	Amended and Restated Bylaws of Infinity Natural Resources, Inc.

4.1	Registration Rights Agreement, dated February 3, 2025, by and among the Company and each of the other signatories from time to time party thereto.

10.1†	Second Amended and Restated Limited Liability Company Agreement of Infinity Natural Resources, LLC, dated as of January 30, 2025, by and among the Company and the other signatories parties thereto.

10.2	Tax Receivable Agreement, dated as of January 30, 2025, by and among the Company and the TRA Parties (as defined in the Tax Receivable Agreement).

10.3+	Infinity Natural Resources, Inc. Omnibus Incentive Plan.

10.4+	Infinity Natural Resources, Inc. Executive Change in Control and Severance Plan.

10.5+	Form of Participation Agreement pursuant to Infinity Natural Resources, Inc. Executive Change in Control and Severance Plan.

10.6††	Indemnification Agreement (Zack Arnold).

10.7††	Indemnification Agreement (David Sproule).

10.8††	Indemnification Agreement (Raleigh Wolfe).

10.9††	Indemnification Agreement (Steven Cobb).

10.10††	Indemnification Agreement (William J. Quinn).

10.11††	Indemnification Agreement (Katherine M. Gallagher).

10.12††	Indemnification Agreement (Scott Gieselman).

10.13††	Indemnification Agreement (Steven D. Gray).

10.14††	Indemnification Agreement (Sarah James).

10.15††	Indemnification Agreement (David Poole).

10.16††	Indemnification Agreement (Brian Seline).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates management contract or compensatory plan or arrangement.
†

Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10). The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

††	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY NATURAL RESOURCES, INC.

By:	/s/ Zack Arnold
Zack Arnold
President and Chief Executive Officer

Dated: February 3, 2025